UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 13, 2011

Morgan Stanley
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11758	36-3145972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1585 Broadway, New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 761-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 13, 2011, Morgan Stanley (the “Company”) announced that it has reached a comprehensive settlement with MBIA. The pre-tax loss on the settlement will approximate $1.8 billion ($1.2 billion after-tax). The settlement will result in an approximate 75 basis point increase in the Company’s pro forma Tier 1 common ratio1 under Basel III2.

The Company’s related press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this filing by reference.

Forward-Looking Statements

The information above contains forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made and which reflect management's current estimates, projections, expectations or beliefs and which are subject to risks and uncertainties that may cause actual results to differ materially. For a discussion of additional risks and uncertainties that may affect the future results of the Company, please see "Forward-Looking Statements" immediately preceding Part I, Item 1, "Competition" and "Supervision and Regulation" in Part I, Item 1, "Risk Factors" in Part I, Item 1A, "Legal Proceedings" in Part I, Item 3, "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in Part II, Item 7 and "Quantitative and Qualitative Disclosures about Market Risk" in Part II, Item 7A of the Company's Annual Report on Form 10-K for the year ended December 31, 2010 and other items throughout the Form 10-K, the Company’s Quarterly Reports on Form 10-Q, including “Risk Factors” in Part II, Item 1A therein, and the Company’s Current Reports on Form 8-K, including any amendments thereto.

__________________

1 Tier 1 common ratio (Tier 1 common equity divided by Risk-Weighted Assets) is a non-GAAP financial measure that the Company considers to be a useful measure that the Company and investors use to assess capital adequacy.

2 The Basel III estimate is preliminary and may change based on guidelines for implementation to be issued by the Federal Reserve.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits
Exhibit
Number	Description
99.1	Press release of the Company dated December 13, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MORGAN STANLEY (Registrant)

Date:	December 13, 2011	By:	/s/ Martin M. Cohen
			Name:	Martin M. Cohen
			Title:	Corporate Secretary